UNITED STATES
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SCHEDULE 14A

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QUALCOMM INCORPORATED
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The following press release may be provided to stockholders of Qualcomm Incorporated (“Qualcomm”).

FOR IMMEDIATE RELEASE

Qualcomm Contacts:

Pete Lancia, Corporate Communications

Phone: 1-858-845-5959

Email: corpcomm@qualcomm.com

John Sinnott, Investor Relations

Phone: 1-858-658-5431

Email: ir@qualcomm.com

Qualcomm’s Board of Directors Issues Statement

SAN DIEGO — March 1, 2018 — Qualcomm Incorporated (NASDAQ: QCOM) today issued a statement from its Board of Directors in connection with Qualcomm’s 2018 Annual Meeting of Stockholders on March 6, 2018.

The letter follows:

Dear Qualcomm Stockholders,

In the coming days, you will make important choices about your investment in Qualcomm and the company’s future direction. We are grateful for the time many of you have spent engaging with us in weighing all the facts as you make this important decision.

Qualcomm’s Board remains unanimous in its view that Broadcom’s current offer of $79.00 per share, as well as the previous offer of $82.00 per share, materially undervalues the company. Similarly, Broadcom’s initial offer of $70.00 per share was so low that it did not merit engagement. We determined it was in the best interests of stockholders to wait for a substantially improved offer — which after several months did eventually come on February 5. The Board undertook a thorough and in-depth process in reviewing the offers and did so through the lens of maximizing long-term stockholder value. This was a decision that was not made lightly and one that was done in consultation with our external financial and legal advisors.

Since evaluating and subsequently rejecting the $82 per share offer on February 8, Qualcomm has repeatedly and genuinely attempted to engage with Broadcom on issues including price, regulatory and other closing certainties, including most recently at meetings on February 14 and February 23. In each of those meetings, Broadcom refused to engage in good faith. It instead reiterated its “best and final” stance which it established prior to our first meeting, despite our attempts to find a path to a deal that makes sense for Qualcomm stockholders. Broadcom’s refusal to outline its proposal and the future direction of Qualcomm’s licensing business also raises significant issues from a value and regulatory perspective.

All three items — price, closing certainty and the licensing business — are critical to the Board’s evaluation of Broadcom’s proposal, and without a meaningful discussion or an agreement on these items, the Qualcomm Board believes it is not in the best interest of Qualcomm’s stockholders to elect Broadcom’s nominees. The Qualcomm Board of Directors remains ready to engage with Broadcom on these issues both before and after the March 6 stockholder meeting.

A vote for the WHITE card and the current Qualcomm Board of Directors is a vote:

•                  FOR a highly-qualified, independent Board which is laser-focused on maximizing value for all Qualcomm stockholders and committed to constructively engaging with Broadcom, even after the March 6 meeting

•                  FOR a Board and management team with a clear and achievable path toward $6.75-$7.50 in FY19 non-GAAP EPS, representing far superior value than the current $79 per share or the previous $82 per share offer

•                  FOR a Board committed to protecting stockholder value through a contract that provides more certainty and appropriate protections for Qualcomm stockholders, including an increased reverse termination fee should a potential transaction be blocked by regulators

•                  FOR ensuring Qualcomm’s leadership and competitive advantage in the transition to 5G and the tremendous value 5G will bring to Qualcomm stockholders

•                  AGAINST Broadcom’s offer that materially undervalues Qualcomm and transfers the incremental value from our FY2019 strategic plan and the NXP transaction from you — our stockholders — to Broadcom

•                  AGAINST a group of directors who are inherently conflicted and are not the right people to negotiate a good deal on Qualcomm stockholders’ behalf

•                  AGAINST an unqualified group of directors with no understanding of Qualcomm’s business being placed in charge of the company at this critical juncture

•                  AGAINST a transaction with no agreement on a path to regulatory clearance and substantial risk of value destruction during the review period

We are firmly committed to maximizing value for Qualcomm stockholders.

We urge you to vote the WHITE proxy card to re-elect all 11 Qualcomm directors and protect your investment.

Thank you for your support.

Sincerely,

The Qualcomm Board of Directors

Barbara T. Alexander	Ann M. Livermore	Clark T. Randt, Jr.
Jeffrey W. Henderson	Harish Manwani	Francisco Ros
Thomas W. Horton	Mark D. McLaughlin	Anthony J. Vinciquerra
Dr. Paul E. Jacobs	Steve Mollenkopf

VOTE the WHITE proxy card today.

Re-elect the Qualcomm Board online, by telephone, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

DISCARD any BLUE proxy cards you receive from Broadcom.

Voting the BLUE proxy card, even if you “withhold” on all nominees, will revoke any vote you had previously submitted on Qualcomm’s WHITE proxy card.  You have every right to change your vote - only your latest-dated proxy will be counted at the 2018 Annual Meeting.

If you have questions, or need assistance in voting your shares, please contact:

INNISFREE M&A INCORPORATED

Stockholders May Call:

Toll-Free (877) 456-3442 (from the U.S. and Canada)

(412) 232-3651 (from other locations)

Banks and Brokers May Call Collect: (212) 750-5833

About Qualcomm

Qualcomm invents breakthrough technologies that transform how the world connects and communicates. When we connected the phone to the Internet, the mobile revolution was born. Today, our inventions are the foundation for life-changing products, experiences, and industries. As we lead the world to 5G, we envision this next big change in cellular technology spurring a new era of intelligent, connected devices and enabling new opportunities in connected cars, remote delivery of health care services, and the IoT — including smart cities, smart homes, and wearables. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, the QCT semiconductor business. For more information, visit Qualcomm’s website, OnQ blog, Twitter and Facebook pages.

ADDITIONAL INFORMATION

Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).  QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES

The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non- GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

The Company uses Non-GAAP financial information: (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by the Company include revenues, cost of revenues, R&D expenses, SG&A expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. In addition, the Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making. This Non-

GAAP financial information is also used by institutional investors and analysts in evaluating the Company’s business and assessing trends and future expectations.

Non-GAAP information used by management excludes its QSI segment and certain share-based compensation, acquisition-related items, tax items and other items.

•                  QSI is excluded because the Company expects to exit its strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•                  Share-based compensation expense primarily relates to restricted stock units. Management believes that excluding non-cash share-based compensation from the Non-GAAP financial information allows management and investors to make additional comparisons of the operating activities of the Company’s ongoing core businesses over time and with respect to other companies.

•                  Certain other items are excluded because management views such items as unrelated to the operating activities of the Company’s ongoing core businesses, as follows:

•                  Acquisition-related items include amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items, as well as any effects from restructuring the ownership of such acquired assets. Additionally, the Company excludes expenses related to the termination of contracts that limit the use of the acquired intellectual property, third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition. Starting with acquisitions in the second quarter of fiscal 2017, the Company excludes recognition of the step-up of property, plant and equipment from the net book value based on the original cost basis to fair value. Such charges related to acquisitions that were completed prior to the second quarter of fiscal 2017 continue to be allocated to the segments, and such amounts are not material.

•                  The Company excludes certain other items that management views as unrelated to the Company’s ongoing business, such as major restructuring and restructuring-related costs, goodwill and indefinite- and long-lived asset impairments and awards, settlements and/or damages arising from legal or regulatory matters.

•                  Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after-tax earnings.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Qualcomm Fiscal 2019 Estimated Earnings Per Share (EPS)	Fiscal 2019
GAAP diluted EPS	$4.47 - $5.22
Less: Diluted EPS attributable to QSI	$0.02
Less: Diluted EPS attributable to share-based compensation	($0.73)
Less: Diluted EPS attributable to other items (1)	($1.57)
Non-GAAP diluted EPS	$6.75 - $7.50
Less: Diluted EPS attributable to income from customers involved in licensing disputes	$1.50 - $2.25
Non-GAAP EPS, before impact of expected licensing resolution	$5.25

Fiscal 2019 Accretion from NXP	Fiscal 2019
GAAP diluted EPS	$0.08
Less: Diluted EPS attributable to QSI	N/A
Less: Diluted EPS attributable to share-based compensation	$(0.16)
Less: Diluted EPS attributable to other items(1)	$(1.26)
Non-GAAP diluted EPS	$1.50

Fiscal 2019 estimated EPS and EPS accretion assume close of the pending NXP acquisition. Estimated amortization of intangible assets included in other items was based on a preliminary purchase price and are subject to change when the formal valuation and other studies are finalized. The differences that will occur between the preliminary estimates and the final purchase accounting could be material.

(1) Other items excluded from Non-GAAP consist primarily of acquisition-related items. Sums may not equal totals due to rounding.